Exhibit 5.1

Opinion of Hallett & Perrin, P.C.

July 12, 2005

Dave & Buster’s, Inc.
2481 Manana Drive
Dallas, Texas 75220

Re: Dave & Buster’s, Inc. — Registration Statement on Form S-8

Gentlemen:

     We have served as counsel for Dave & Buster’s, Inc., a Missouri corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed under the Securities Act of 1933, as amended, covering the issuance of a maximum of 600,000 shares (the “Shares”) of Common Stock of the Company to be issued upon the exercise of awards under the Dave & Buster’s, Inc. 2005 Long-Term Incentive Plan.

     We have examined such documents and questions of law as we have deemed necessary to render the opinion expressed herein. Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered, will be duly and validly issued and outstanding, fully paid and non-assessable.

     We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Hallett & Perrin, P.C.
Hallett & Perrin, P.C.

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